UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2019

LIFELOC TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-54319	84-1053680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12441 West 49th Ave., Unit 4
Wheat Ridge, CO	80033
(Address of Principal Executive Offices)	(Zip Code)

(303) 431-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Item 1.01   Entry into a Material Definitive Agreement.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 25, 2019, Lifeloc Technologies, Inc., a Colorado corporation (the "Company") entered into the First Amendment to the Amended and Restated Employment Agreement (the "Amendment") with Wayne Willkomm, Ph.D., the Company's President and Chief Executive Officer. The principal purpose of the Amendment is to add incentive milestones for the employee's already-issued Stock Options. All other terms from the October 6, 2017 Amended and Restated Employment Agreement remain in full force and effect.

(e)   Notwithstanding the foregoing performance requirements, in the event that the product known as SpinDx, including the marijuana breathalyzer which incorporates SpinDx technology, has been completed and submitted to regulatory authorities for review by or before December 31, 2019, all of the 50,000 Stock Options will vest in full, whether or not the foregoing sales and earnings requirements have been met.

The foregoing description of the Agreement is qualified in its entirety by the terms set forth in the definitive agreement attached hereto as Exhibit 10.1.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to the Amended and Restated Executive Employment Agreement with Wayne Willkomm dated January 25, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2019	LIFELOC TECHNOLOGIES, INC.

	By:	/s/ Vern D. Kornelsen
Chief Financial Officer and Secretary